SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material pursuant to 14a-11(c) or Rule 14a-12

Central Parking Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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2401 21st Avenue South, Suite 200

Nashville, Tennessee 37212

To Our Shareholders:

      On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Shareholders of Central Parking Corporation.

      As shown in the formal notice enclosed, the meeting will be held on Tuesday, January 28, 2003, at 10:00 a.m. (Central Standard Time) at our corporate headquarters in Nashville, Tennessee. The purpose of this year’s meeting is to elect directors, approve an increase in the shares reserved for issuance under the Central Parking Corporation 1996 Employee Stock Purchase Plan and transact such other business as may properly come before the meeting. The meeting will include a report on Central Parking Corporation’s activities for the fiscal year ended September 30, 2002, and there will be an opportunity for comments and questions from shareholders.

      Whether or not you plan to attend the meeting, it is important that you are represented and that your shares are voted. Accordingly, after reviewing the Proxy Statement, we ask you to complete, sign and date the proxy card and return it as soon as possible in the postage-paid envelope provided. Early return of your proxy will permit us to avoid the expense of soliciting the votes of shareholders who are late sending in their proxy cards.

Sincerely,

Monroe J. Carell, Jr.
Chairman of the Board

January 3, 2003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL I. ELECTION OF DIRECTORS
PROPOSAL II. INCREASE IN SHARES RESERVED FOR ISSUANCE UNDER THE 1996 EMPLOYEE STOCK PURCHASE PLAN
EXECUTIVE OFFICERS
OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS OF STOCKHOLDERS FOR 2004 ANNUAL MEETING
AUDITORS
AUDITORS FEES
STOCK PERFORMANCE GRAPH

CENTRAL PARKING CORPORATION

2401 21st Avenue South
Nashville, Tennessee 37212
(615) 297-4255

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held January 28, 2003

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Central Parking Corporation, a Tennessee corporation (the “Company”), will be held at the Company’s headquarters, 2401 21st Avenue South, Third Floor, Nashville, Tennessee, on Tuesday, January 28, 2003, at 10:00 a.m. (Central Standard Time) (the “Annual Meeting”) for the following purposes:

1.	To elect eight directors for the term ending at the Annual Meeting of Shareholders to be held in 2004;

2.	To approve an amendment to the Central Parking Corporation 1996 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan by 400,000 shares of common stock; and

3.	To transact such other business as may properly come before the Annual Meeting and any continuations and adjournments thereof.

      The Board of Directors has fixed the close of business on November 29, 2002 as the record date for determining the holders of the common stock of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

      The common stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, please sign and return the enclosed proxy at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the Annual Meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting if you do not attend.

By Order of the Board of Directors

Henry J. Abbott
Secretary

Nashville, Tennessee

January 3, 2003

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN,

DATE AND RETURN YOUR PROXY.

CENTRAL PARKING CORPORATION

2401 21st Avenue South
Nashville, Tennessee 37212
(615) 297-4255

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be Held January 28, 2003

INTRODUCTION AND VOTING PROCEDURES

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Central Parking Corporation, a Tennessee corporation (“Central Parking” or the “Company”), for use at the Annual Meeting of Shareholders of the Company to be held at the Company’s headquarters, 2401 21st Avenue South, Third Floor, Nashville, Tennessee, on Tuesday, January 28, 2003, at 10:00 a.m. (Central Standard Time) and at any continuations and adjournments thereof (the “Annual Meeting”). This Proxy Statement is first being mailed on or about January 8, 2003, to holders of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) of record at the close of business on November 29, 2002. The cost of this solicitation will be borne by the Company.

      The shares of Common Stock held by each shareholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting unless such proxy shall be timely revoked. If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is voted by delivery of a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at its headquarters or by the shareholder personally attending and voting his or her shares at the Annual Meeting.

      The Board has fixed the close of business on November 29, 2002, as the record date for the Annual Meeting. Only shareholders of record at the close of business on November 29, 2002, are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 35,979,321 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the Annual Meeting. A quorum (i.e., holders of record of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting) is required for any vote taken at the meeting. Assuming a quorum is present with respect to such matters, the affirmative vote of a plurality of the shares of Common Stock cast is required for the election of directors and the affirmative vote of the holders of a majority of the shares of Common Stock present is required for the approval of the amendment to the Central Parking Corporation 1996 Employee Stock Purchase Plan and any other matter submitted to a vote of the shareholders at the Annual Meeting. Under Tennessee law, abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) are treated as present and entitled to vote and, therefore, will be counted in determining whether a quorum is present. However, abstentions and non-votes will not be counted as affirmative votes and on the approval of the amendment to the Central Parking Corporation 1996 Employee Stock Purchase Plan and any other matters which require a majority vote for approval, will have the effect of a negative vote. They have no legal effect on the election of directors.

      The Annual Report to Shareholders of the Company (the “Annual Report”) for the fiscal year ended September 30, 2002, is being mailed concurrently with this Proxy Statement to all holders of Common Stock of record at the close of business on November 29, 2002. In addition, the Company has provided (at Company expense) brokers, dealers, banks, voting trustees and their nominees with additional copies of the Proxy Statement and the Annual Report for distribution to beneficial owners of the Company’s Common Stock as of the record date. Additional copies of the Annual Report and the Annual Report on Form 10-K for the fiscal year ended September 30, 2002 (but without exhibits to the Form 10-K) may be obtained without charge upon request to Richard Jonardi, Corporate Communications Department, 2401 21st Avenue South, Nashville, Tennessee 37212; (615) 297-4255; or via e-mail to rjonardi@parking.com.

      EACH PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE MEETING WILL BE VOTED AS SPECIFIED THEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN WHO ARE STANDING FOR ELECTION AS DIRECTORS AND FOR THE APPROVAL OF THE AMENDMENT TO THE CENTRAL PARKING CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN. Management does not know of any other matters that will be presented for action at the Annual Meeting of Shareholders. If any other matter does come before the Annual Meeting of Shareholders, however, the persons appointed in the proxy will vote in accordance with their best judgment on such matter.

PROPOSAL I.

ELECTION OF DIRECTORS

      The Board of Directors is not classified so all of our directors are elected annually. The current Board of Directors consists of ten directors. Two directors, Messrs. Bond and Benjamin, are not standing for re-election. As a result, eight directors will be elected at the Annual Meeting and two director positions will be vacant. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy. In September 2002, the Board of Directors appointed three independent directors to serve as members of the Nominating/Corporate Governance Committee and charged the committee with identifying and recommending to the full Board of Directors qualified candidates to serve as independent directors of the Company. The Nominating/Corporate Governance Committee is currently engaged in the search for director candidates and the Company anticipates that one or both of the vacancies will be filled during the current fiscal year.

      We propose that the nominees listed below be elected as members of the Board of Directors at the Annual Meeting. Each of the nominees will be elected to serve as a director until the annual meeting of stockholders in 2004 or until his or her respective successor is duly elected and qualified. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the Board of Directors.

	Director	Positions with Company, Directorships and Business
Name and Age	Since	Experience for Last Five Years

Monroe J. Carell, Jr., 71	1979
Chairman of the Board of Directors of the Company for more than 20 years. Mr. Carell also served as Chief Executive Officer until April 2001. Mr. Carell has served as a trustee of Vanderbilt University since 1991 and is a life member of the Urban Land Institute.

William J. Vareschi, Jr., 60	2001
Vice Chairman and Chief Executive Officer of the Company since April 2001. Mr. Vareschi served as President and Chief Executive Officer of GE Engine Services, a division of General Electric Company, from January 1996 until his retirement in July 2000. Prior to January 1996, Mr. Vareschi served in a number of positions of increasing responsibility with General Electric, including Chief Financial Officer of GE’s Aircraft Engine business. Mr. Vareschi also serves on the Board of Directors of WESCO International, Inc., an electrical products distributor and provider of integrated supply services, and is member of WESCO’s audit committee.

	Director	Positions with Company, Directorships and Business
Name and Age	Since	Experience for Last Five Years

Cecil Conlee, 66	1996
Mr. Conlee has served as Chairman and Chief Executive Officer of CGR Advisors, which provides real estate investment advice and portfolio management services, since January 1990. Mr. Conlee serves on the Board of Directors of Oxford Industries, Inc., a clothing manufacturer. Mr. Conlee serves as a trustee of Vanderbilt University, and is a past trustee of the Urban Land Institute and The International Council of Shopping Centers. He is a director of Central Atlanta Progress and The Southern Center for International Studies.

Lewis Katz, 61	1998
Mr. Katz serves as Chairman of the New Jersey Nets, a National Basketball Association franchise. He served as the Chief Executive Officer of Kinney System Holding Corp., a parking services company, from November 1990 until the Company acquired Kinney in February 1998.

Edward G. Nelson, 71	1993
Mr. Nelson formed Nelson Capital Corp., a merchant banking firm, in 1985, and has served as the President and Chairman of the Board of such firm since its organization. Mr. Nelson serves as a director of Advocat Inc., a long-term care facility owner and operator; and Berlitz International, Inc., a language services company. Mr. Nelson also serves as a trustee of Vanderbilt University.

William C. O’Neil, Jr., 68	1993
Mr. O’Neil served as Chairman of the Board, President, and Chief Executive Officer of ClinTrials Research Inc., a clinical research organization, from October 1989 to January 1998. Mr. O’Neil is currently a private investor. He is a director of Advocat Inc., Sigma Aldrich Corporation and American HealthWays, Inc.

Richard H. Sinkfield, 60	2000
Mr. Sinkfield is a senior partner with the law firm of Rogers & Hardin LLP in Atlanta, Georgia. Mr. Sinkfield served as Executive Vice President and Chief Administrative Officer of United Auto Group, Inc., an automobile retailer, from July 1997 to March 1999, and as a director from 1993 to 1999. He has served as a director of the Weyerhaeuser Company, a paper products company, since 1993. Mr. Sinkfield currently is a director of the Metropolitan Atlanta Community Foundation, Inc., a member of the Executive Board of the Atlanta Area Council of the Boy Scouts of America and a member of the Board of Trust of Vanderbilt University. He is a former chairman of the Board of Atlanta Urban League, Inc.

	Director	Positions with Company, Directorships and Business
Name and Age	Since	Experience for Last Five Years

Julia Carell Stadler, 43	1999
Mrs. Stadler was employed in various capacities by the Company from 1981 to 1986. Mrs. Stadler serves on the Board of Directors of Vanderbilt Children’s Hospital. She also serves on the Board of Directors of Friends of Warner Parks and serves as secretary of its Executive Committee. Mrs. Stadler is the daughter of Monroe J. Carell, Jr., Chairman of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED NOMINEES. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE ON EACH DIRECTOR IS NECESSARY FOR HIS OR HER ELECTION.

PROPOSAL II.

INCREASE IN SHARES RESERVED FOR ISSUANCE UNDER THE

1996 EMPLOYEE STOCK PURCHASE PLAN

      The Central Parking Corporation 1996 Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors of the Company and approved by the Company’s shareholders on August 10, 1995, and became effective on April 1, 1996. The purpose of the Purchase Plan is to provide employees of the Company and designated subsidiaries with a convenient way to become shareholders of the Company. The plan is intended to qualify as an employee stock purchase plan, as defined in Section 423 of the Internal Revenue Code of 1986, as amended. The Purchase Plan is administered by the Board of Directors, which has the authority to interpret the plan and to establish its rules and regulations.

      Under the Purchase Plan, eligible employees can purchase shares of the Company’s Common Stock through convenient payroll deductions. Shares are purchased at a price equal to 85% of the lower of the fair market value of the Common Stock at the beginning or the end of the participation period. Participation periods are annual and begin on April 1 of each year. Employees may designate up to 10% of their annual salary to purchase shares under the plan provided that no employee may purchase shares with a fair market value in excess of $25,000 per year. Substantially all of the Company’s employees (including executive officers) are eligible to participate in the plan. The Purchase Plan provides that employees of the Company and designated subsidiaries can participate provided the employee works a minimum of 20 hours per week and more than five months per year and is employed for at least three consecutive months as of the January 1 prior to the beginning of the plan year. Participants may withdraw from the plan at any time prior to the end of a participation period by notifying the Company in writing and receive a full refund of amounts contributed to the plan. Shares purchased through the plan are deposited into brokerage accounts established for plan participants unless the participant requests a certificate for his or her shares. Participants may sell shares purchased through the plan at any time following their receipt of the shares by issuing instructions to the brokerage firm.

      For federal income tax purposes, taxable income generally is not recognizable by participants either at the time the option to purchase shares is granted (the beginning of the annual contribution period) or at the time participants purchase shares under the plan (the end of the annual contribution period). However, participants may recognize additional compensation income at the time shares are sold. If a participant disposes of shares more than two years after the date of the option grant or more than one year after the date the shares were acquired, income will be equal to the lesser of (i) the excess of the fair market value of shares on the date of disposition over the amount actually paid for the shares; or (ii) 15% of the fair market value of the shares at the beginning of the contribution period. Participants may also recognize a long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and the participant’s basis in the stock. If a participant disposes of the shares within two years after the date of the option grant or within one year after the date the shares were acquired, the participant will recognize compensation income equal to the fair market value of the shares on the day the shares were purchased (the last day of the applicable contribution period) less the amount actually paid for the shares. In addition, the participant will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and the participant’s basis in the stock. If the stock is held for more than one year, the gain or loss will be a long-term gain or loss. If the holding periods described above are not satisfied, the Company may be entitled to a deduction in an amount equal to the amount that is considered compensation income. This is a general summary of the federal income consequences for participants in the plan. Participants are urged to consult a personal tax advisor for the consequences of their participation in the plan.

      The Purchase Plan initially authorized the issuance of up to 450,000 shares of Common Stock. As of September 30, 2002, 383,209 shares had been issued under the plan. A total of 63,443 shares were issued at a purchase price of $15.31 per share to 1,048 employees in the most recently completed plan year, which ended on March 31, 2002. On December 10, 2002, the Board of Directors of the Company approved an amendment to the plan, subject to shareholder approval, to increase the number of shares of Common Stock authorized for issuance under the plan by 400,000 shares to an aggregate of 850,000 shares.

      A copy of the amendment to the Purchase Plan is attached hereto as Exhibit A.

      THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST ON THIS MATTER IS REQUIRED TO APPROVE THE AMENDMENT OF THE PLAN. THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

EXECUTIVE OFFICERS

	Year of	Positions With The Company And Business
Name & Age	Employment	Experience For The Last Five Years

Monroe J. Carell, Jr., 71	1967	Chairman of the Board since 1979. Mr. Carell also served as Chief Executive Officer until April 2001.
William J. Vareschi, Jr., 60	2001
Vice Chairman and Chief Executive Officer of the Company since April 2001. Mr. Vareschi served as President and Chief Executive Officer of GE Engine Services, a division of General Electric Company, from January 1996 until his retirement in July 2000. Prior to January 1996, Mr. Vareschi served in a number of positions of increasing responsibility with General Electric, including Chief Financial Officer of GE’s Aircraft Engine business.

James H. Bond, 60	1971
President – International Operations since October 2001. Mr. Bond has been employed by the Company since 1971 in a variety of positions of increasing responsibility and served as President and Chief Operating Officer until October 2001.

Emanuel J. Eads, 50	1974
President – Business Development since October 2001. Mr. Eads has responsibility for the Company’s privatization initiative, including “on-street” parking, national parks and airports, brand development, national accounts and new technologies. Mr. Eads previously served the Company in a variety of positions of increasing responsibility including Executive Vice President and Senior Vice President.

Hiram A. Cox, 46	2001
Senior Vice President and Chief Financial Officer since June 2001. Mr. Cox served as Senior Vice President and Controller of Northwest Airlines Corporation from May 2000 to June 2001. From July 1998 to January 2000, Mr. Cox was Senior Vice President and Chief Financial Officer of Yellow Freight System, Inc., a transportation services company, and from January 2000 to May 2000, Senior Vice President and Chief Financial Officer of Yellow Corporation (parent of Yellow Freight). From 1981 to 1998, Mr. Cox held positions of increasing responsibility at Delta Airlines including Vice President and Corporate Controller and Managing Director – Delta Shuttle.

Daniel H. Baldwin, 52	1999
Senior Vice President since March 1999. Mr. Baldwin is responsible for the Company’s operations in portions of the Southeast, Ohio and Texas. He served in various positions with Allright Corporation prior to the merger of Central Parking and Allright in March 1999, including Senior Vice President, Director, and regional and general manager. Mr. Baldwin joined Allright in 1972.

	Year of	Positions With The Company And Business
Name & Age	Employment	Experience For The Last Five Years

William H. Bodenhamer, 50	2001
President of the Company’s USA Parking subsidiary, which was acquired by the Company in October 2001. Mr. Bodenhamer founded USA Parking in 1980 and has served as its president since that time. USA Parking provides valet parking and transportation services primarily to the hospitality industry.

Robert Cizek, 38	1990
Senior Vice President since May 2000. Mr. Cizek is responsible for the Company’s municipal operations and national accounts. He served as a regional manager for the Company from March 1995 until his appointment as Senior Vice President. Prior to March 1995, Mr. Cizek served as a general manager and operations manager for the Company.

Donald N. Holmes, 52	2002
Senior Vice President – Human Resources since January 2002. From 1990 to 2001, Mr. Holmes held positions of increasing responsibility in human resources with CSX Transportation, including Assistant Vice President, Human Resources – Operations. He previously held various human resources positions with SmithKline Beecham Corporation.

Alan J. Kahn, 42	1982
Senior Vice President since April 1996. Mr. Kahn is responsible for the Company’s operations in the Midwest, Upstate New York, and Canada (except British Columbia). He previously served in various other positions with the Company, including general and regional manager.

Gregory D. Maxey, 45	1979
Senior Vice President responsible for the Company’s operations in the Mid-Atlantic region and portions of the Southeast since December 2002. Mr. Maxey served as Managing Director of the Company’s European operations from 1999 until appointed to his current position. From 1995 to 1999, he served as International Marketing Director for the Company. He previously served in a variety of other positions with the Company including general and regional manager.

Benjamin F. Parrish, Jr., 46	1998	Senior Vice President and General Counsel since August 1998. From 1993 to 1998, Mr. Parrish served as Senior Vice President and General Counsel of Smith & Nephew, Inc., a medical products company.

	Year of	Positions With The Company And Business
Name & Age	Employment	Experience For The Last Five Years

William R. Porter, 48	1996	Senior Vice President – Acquisitions since November 1996. From 1991 to 1996. Mr. Porter served as Executive Vice President – Marketing, Ace Parking, a parking management company.
Gregory A. Susick, 43	1989
Senior Vice President since 1996. Mr. Susick has responsibility for the Company’s operations in the Northeast, including New York, Boston and Philadelphia. He previously served in various positions with the Company, including general and regional manager.

OWNERSHIP BY MANAGEMENT AND CERTAIN SHAREHOLDERS

      The table below sets forth certain information regarding the beneficial ownership of the Common Stock as of December 20, 2002, of (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each director, nominee and Named Executive Officer, and (iii) all directors, nominees and executive officers of the Company as a group. On that date, 35,979,869 shares were outstanding. Unless otherwise indicated, the persons listed below have sole voting and investment power over the shares of the Common Stock indicated.

	Amount and
	Nature of
	Beneficial
Beneficial	Ownership(1)		Percent(1)

Monroe J. Carell, Jr.	7,166,651	(2)	19.87%
2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212
The Carell Children’s Trust (3)	6,707,928		19.85%
800 Nashville City Center, 511 Union, Nashville, Tennessee 37219
Apollo Real Estate Investment Fund II, L.P.	1,707,827	(4)	4.75%
c/o Apollo Real Estate Advisors II, L.P.
Two Manhattanville Road, Purchase New York 10577
James H. Bond	388,440	(5)	1.08%
William S. Benjamin	21,280	(6)	*
Cecil Conlee	46,232	(7)	*
Edward G. Nelson	49,895	(8)	*
William C. O’Neil, Jr.	50,945	(9)	*
Emanuel J. Eads	99,364	(10)	*
Gregory A. Susick	82,314	(11)	*
Lewis Katz	693,686	(12)	1.93%
Richard H. Sinkfield	17,025	(13)	*
Julia Carell Stadler	1,981,700	(14)	5.50%
William J. Vareschi, Jr.	171,499	(15)	*
Directors and executive officers as a group (19 persons)	11,072,485	(16)	29.99%

*	Indicates less than 1%.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after the date set forth above, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(2)	Includes options to purchase 89,325 shares of Common Stock granted pursuant to the Key Personnel Plan, 3,119 deferred stock units, 124,999 shares held by the Monroe Carell, Jr. Foundation and 775,607 shares held by the Monroe Carell, Jr. 2000 Grantor Retained Annuity Trust. Excludes 6,707928 shares held by The Carell Children’s Trust. See footnote 3.
(3)	The Carell Children’s Trust is a trust created by Mr. Carell in 1987 for the benefit of his children. The trustee is Equitable Trust Company.
(4)	Based on Amendment No. 3 to Schedule 13D filed by Apollo Real Estate Investment Fund II, L.P. with the Securities and Exchange Commission on July 11, 2002.

(5)	Includes 267,750 shares of stock held in an irrevocable trust that were granted under the Company’s 1995 Restricted Stock Plan in connection with Mr. Bond’s Performance Unit Agreement, 2,250 shares held by his spouse, 2,275 shares held by the Emily Bond Trust of which Mrs. Bond is trustee, 333 shares held by his daughter, 5,287 deferred stock units, and options to purchase 89,584 shares of Common Stock granted pursuant to the Company’s Key Personnel Plan. This amount excludes 700 shares held by the Andrew Bond Trust with respect to which Mr. Bond disclaims beneficial ownership.
(6)	Includes options to purchase 20,750 shares of Common Stock. The amount indicated excludes shares held by Apollo Real Estate Investment Fund II, L.P. (“Apollo”). Mr. Benjamin is a limited partner in Apollo with an ownership interest of approximately 1.1%. In addition, Mr. Benjamin is a partner in Apollo Real Estate Advisors II, L.P., which is a general partner of Apollo. Mr. Benjamin disclaims beneficial ownership of shares of Common Stock held by Apollo or its affiliates.
(7)	Includes options to purchase 38,750 shares of Common Stock.
(8)	Includes 4,500 shares held by Mr. Nelson’s spouse, of which Mr. Nelson disclaims beneficial ownership and options to purchase 38,750 shares of Common Stock.
(9)	Includes options to purchase 38,750 shares of Common Stock.

(10)	Includes 17,384 deferred stock units and options to purchase 72,917 shares of Common Stock.
(11)	Includes 10,044 deferred stock units and options to purchase 68,417 shares of Common Stock.
(12)	Includes 668,292 shares of Common Stock owned by a partnership of which Mr. Katz is a general partner and options to purchase 25,250 shares of the Company’s Common Stock.
(13)	Includes options to purchase 16,250 shares of Common Stock.
(14)	Includes options to purchase 25,250 shares of Common Stock, 81,630 shares held by the 1996 Carell Grandchildren’s Trusts with respect to which Mrs. Stadler is a co-trustee, 20,000 shares held by the Julia Carell Stadler Foundation with respect to which Mrs. Stadler serves on the Board of Trustees, 116,003 shares held by the 2002 Julia Carell Stadler CRUT and 1,738,129 shares held by various trusts of which Mrs. Stadler serves on the committee which has investment power with respect to Central Parking Common Stock held by such trusts. This amount excludes 6,707,928 shares held by The Carell Children’s Trust with respect to which Mrs. Stadler is a beneficiary. See footnote 3. This amount also excludes 53,991 shares held by her spouse and trusts for the benefit of Mrs. Stadler’s children of which Mrs. Stadler disclaims beneficial ownership.
(15)	Includes 21,499 deferred stock units held by Mr. Vareschi in the company’s Deferred Stock Unit Plan under which Mr. Vareschi invested 50% of his cash compensation in fiscal 2002, and options to purchase 150,000 shares of Common Stock.
(16)	Includes options to purchase 941,946 shares of the Company’s Common Stock and 271,273 shares of Restricted Stock.

EXECUTIVE COMPENSATION

      The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of Central Parking’s Chief Executive Officer and the persons who were the four other most highly compensated executive officers during fiscal 2002 (the “Named Executive Officers”) for all services rendered in all capacities to Central Parking for the fiscal years indicated.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation
						Securities
				Other	Restricted	Underlying	All Other
Name and				Annual Compen-	Stock	Options/	Compen-
Principal Position	Year	Salary($)(1)	Bonus($)(1)	sation($)(2)	Awards(s)($)	SARs(#)(3)	sation($)(4)

William J. Vareschi, Jr	2002	600,000	600,000	259,423		950,000	2,762
Vice Chairman and	2001	294,575	199,452	35,059	—	400,000	41,086	(6)
Chief Executive Officer(5)
Monroe J. Carell, Jr.	2002	525,000	275,000	—	—	100,000	10,996	(8)
Chairman(7)	2001	525,000	163,562	—	—	49,147	13,982	(9)
	2000	500,000	354,723	—	—	8,000	5,591	(10)
James H. Bond	2002	450,000	185,164	—	—	125,000	9,555
President – International	2001	450,000	140,967	—	—	50,000	8,742
Operations	2000	425,000	290,624	—	—	8,000	7,725
Emanuel J. Eads,	2002	400,000	250,000	12,295	—	125,000	8,058
President – Business	2001	350,000	105,843	—	—	43,750	8,741
Development	2000	325,000	218,702	—	—	6,000	7,723
Gregory A. Susick	2002	455,000	445,000	21,369	—	100,000	7,393
Senior Vice President	2001	455,000	352,879	—	—	43,750	7,999
	2000	429,300	518,559	11,848	—	6,000	45,786	(11)

(1)	Includes amounts deferred under the Company’s Profit Sharing and 401(k) Savings Plan and Deferred Stock Unit Plan.
(2)	These amounts represent the dollar value as of the end of each fiscal year of premium shares awarded under the Company’s Deferred Stock Unit Plan. The premium units vest ratably over a four-year period from the date of grant.
(3)	These amounts represent the number of shares subject to options granted under the Company’s 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel as of September 30, 2002. No stock appreciation rights were granted under this plan.
(4)	These amounts represent contributions by the Company to the Company’s Profit Sharing and 401(k) Savings Plan, except as otherwise noted.
(5)	Mr. Vareschi was named Vice Chairman and Chief Executive Officer in April 2001. Mr. Vareschi’s employment agreement provides for an annual base salary of $600,000 and an annual performance-based bonus with a target amount equal to 100% of his base salary; provided that for fiscal years 2001 and 2002, the bonus shall not be less than $400,000 per year (pro-rated for fiscal 2001).
(6)	This amount represents reimbursement for relocation costs.
(7)	Mr. Carell also served as Chief Executive Officer until April 2001.
(8)	Includes $4,552 in insurance premiums.
(9)	Includes $4,552 in insurance premiums.

(10)	Includes $4,664 in insurance premiums.
(11)	Includes $38,070 in relocation costs.

Option Grants

      The following table reflects certain information with respect to options to acquire shares of Central Parking’s Common Stock granted under Central Parking’s Key Personnel Plan to the Named Executive Officers during the fiscal year ended September 30, 2002. No stock appreciation rights were granted.

Option/SAR Grants in Last Fiscal Year

					Potential
	Individual Grants				Realizable
					Value at Assumed
		Percent of			Annual Rates of
	Number of	Total			Stock Price
	Securities	Options/SARS	Exercise		Appreciation for
	Underlying	Granted to	Base		Option Term(1)
	Options/SARs	Employees in	Price	Expiration
Name	Granted(#)	Fiscal Year	($/sh)	Date	5%($)	10%($)

William J. Vareschi, Jr.	200,000	6.94	13.990	10/01/2011	1,759,647	4,459,291
	750,000 (2)	26.03	18.800	02/06/2012	8,867,414	22,471,769
Monroe J. Carell, Jr.	100,000	3.47	13.990	10/01/2011	879,824	2,229,646
James H. Bond	25,000	0.87	13.990	10/01/2011	219,956	557,411
	100,000 (2)	3.47	18.800	02/06/2012	1,182,322	2,996,236
Emanuel J. Eads	25,000	0.87	13.990	10/01/2011	219,956	557,411
	100,000 (2)	3.47	18.800	02/06/2012	1,182,322	2,996,236
Gregory A. Susick	25,000	0.87	13.990	10/01/2011	219,956	557,411
	75,000 (2)	2.60	18.800	02/06/2012	886,741	2,247,177

(1)	The dollar amounts under these columns result from calculations assuming 5% and 10% annual growth rates as set by the Securities and Exchange Commission and are not intended to forecast future appreciation of Central Parking Common Stock.
(2)	Options granted on February 6, 2002, with an exercise price of $18.80, vest on the ninth anniversary of the date of grant, provided that these options are subject to accelerated vesting based on the achievement of price targets for the Company’s Common Stock as follows: (i) one-third of the options become exercisable on February 6, 2005 if a price target of $25.00 is achieved by February 6, 2004; (ii) one-third become exercisable on February 6, 2006 if a price target of $34.00 is achieved by February 6, 2006; and (iii) one-third become exercisable on February 6, 2008 if a price target of $47.00 is achieved by February 6, 2008. The price target is achieved if the market value of the Common Stock meets or exceeds the price target for at least 20 consecutive trading days at any time prior to the target date.

Option Exercises and Values

      The table below provides information with respect to exercises of options by the Named Executive Officers during the fiscal year ended September 30, 2002 under Central Parking’s Key Personnel Plan and the year-end value of unexercised options. Central Parking has granted no stock appreciation rights.

Aggregated Option/SAR Exercises in the Last Fiscal Year

and Period-End Option/SAR Values

Value of Unexercised
			Number of Securities	In-the-Money
			Underlying Unexercised	Options/SARs at
			Options/SARs at	Fiscal Year-
	Shares		Fiscal Year-End(#)	End($)(1)
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)	Unexercisable	Unexercisable

William J. Vareschi, Jr.	—	—	100,000/1,250,000	14,000/2,277,000
Monroe J. Carell, Jr.	—	—	43,443/139,264	5,365/625,730
James H. Bond	—	—	62,667/164,333	223,978/298,667
Emanuel J. Eads	—	—	49,084/158,666	168,666/297,302
Gregory A. Susick	—	—	44,584/133,666	114,036/263,802

(1)	This amount represents the aggregate number of options multiplied by the difference between $20.14, the fair market value of Central Parking Common Stock at September 30, 2002, and the exercise price for each option.

Employment Agreements

      Central Parking has entered into employment agreements with Messrs. Carell, Vareschi, Bond, Eads and Susick. These employment agreements provide for base salary and annual performance-based bonus payments (see Summary Compensation Table for base salaries and amounts of bonus payments). The employment agreements generally are for a term of one year and may be terminated by either party upon 30 days’ written notice except that termination for “Cause” shall be effective immediately. The agreements automatically renew for additional one-year periods unless notice is provided at least thirty days prior to year-end. Except as otherwise noted below, executive officers are entitled to severance payments equal to 125% of base salary in the event such officers are terminated by the Company without “Cause” or in the event the executive resigns for “Good Reason.” “Cause” is defined as (i) the commission by the executive of an act involving theft, embezzlement, fraud or intentional mishandling of Company funds; (ii) conviction of a criminal offense which adversely affects the executive’s job-related responsibilities; (iii) a violation by the executive of the non-competition and non-solicitation covenants in the agreement; or (iv) the executive’s deliberate and intentional continuing refusal to substantially perform his duties and obligations, which continues beyond ten days after a written demand for substantial performance. “Good Reason” is defined as a reduction by the Company in excess of 15% of the executive’s base salary or bonus potential unless the reduction in the amount of bonus potential is part of a program in which the bonus potential of at least 90% of the Company’s senior executives is reduced. Except as otherwise noted below, executives are subject to a non-competition covenant for 12 months following termination of employment and non-solicitation covenants for 24 months following termination.

      Mr. Vareschi’s employment agreement provides for a grant of 400,000 non-qualified options at an exercise price of $20 per share, which vest ratably over a four-year period. The agreement also provides for the grant of 200,000 deferred stock units (“DSU’s”) on the second anniversary of his commencement date. The DSU’s vest five years following the date of grant provided, however, that the DSU’s are subject to performance-accelerated vesting as follows: (i) 10% of the DSU’s vest the first time the market value of the Company’s common stock increases by at least 20% over $20 per share; (ii) an additional 40% vests the first time the market value of the Company’s Common Stock increases by at least 40% over $20 per share; and (iii) an additional 50% of the DSU’s vest the first time the market value of the Company’s Common Stock increases by at least 70% over $20 per share. The first performance-accelerated vesting target was met in May of 2002 so that 10% of the DSUs will be vested upon the grant date. Mr. Vareschi’s employment agreement provides for severance payments equal to two years of base salary in the event Mr. Vareschi’s employment is terminated by the Company without “Cause” or by Mr. Vareschi for “Good Reason.” In the event Mr. Vareschi’s employment is terminated within two years of a change in control by the Company without “Cause” or by Mr. Vareschi for “Good Reason,” Mr. Vareschi is entitled to receive two years of base salary and two years of health and welfare benefits. With regards to DSU’s and stock options, any DSU’s or stock options not assumed or substituted by the surviving corporation in a transaction resulting in a change in control, shall become immediately vested and, in the case of DSU’s, shall be paid out immediately in stock, and in the case of options, shall be immediately exercisable. Upon termination of employment, Mr. Vareschi is prohibited from competing with Central Parking for a period of two years. In addition, for a two-year period following termination of employment, he is prohibited from entering into any leases, management agreements or similar agreements relating to any of the parking facilities managed or operated by the Company on the date of his termination.

      Mr. Carell and Central Parking are parties to a deferred compensation agreement that entitles Mr. Carell to annual payments of $500,000 for a period of ten years following his termination, for any reason other than death. Thereafter, Mr. Carell is entitled to annual payments of $300,000 until his death and, in the event his wife survives him, she is entitled to annual payments of $300,000 until her death. The Compensation Committee and the non-management directors of the Company are considering certain changes to the agreement, and the Compensation Committee has retained an executive compensation consultant to advise the committee regarding the possible changes.

      Mr. Bond’s employment agreement provides that in the event Bond’s employment terminates due to either a “Without Cause Termination” or a “Constructive Discharge” (as such terms are defined in the agreement), Mr. Bond is entitled to receive severance payments equal to two years of base salary and bonus. “Termination for Cause” is defined as (i) executive’s willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company which is directly harmful to the Company; (ii) executive’s conviction of a felony or other crime involving moral turpitude; or (iii) a violation by executive of the non-competition and non-solicitation covenants in the agreement. “Constructive Discharge” is defined as termination of executive’s employment due to a failing of the Company to fulfill its obligations under the agreement in any respect, including (i) any reduction in executive’s base salary other than reductions not to exceed 15% applicable to all executive officers of the Company or (ii) reduction in the title and/or duties of the executive. Mr. Bond is subject to non-competition and non-solicitation covenants ranging from 24 to 36 months, depending on the reason his employment is terminated. In the event there is a change in control and within the eighteen-month period following the change in control, Mr. Bond’s employment is terminated for any reason, Mr. Bond is entitled to receive a lump sum payment equal to two times his base salary plus two times the bonus received in the immediately preceding fiscal year. Under the terms of a Performance Unit Agreement dated as of June 26, 1986, as amended, Mr. Bond was issued 267,750 shares of Common Stock under Central Parking’s 1995 Restricted Stock Plan, together with the right to receive additional shares of restricted Common Stock in an amount determined by a formula based upon Central Parking’s performance. Pursuant to amendments to the Performance Unit Agreement effective May 31, 2001, and September 30, 2001, the restricted shares were placed in an irrevocable trust and are distributable to Mr. Bond upon termination of his employment with the Company for any reason. The value of the restricted shares was $5,392,485 on September 30, 2002.

      On December 10, 2002, the non-management members of the Board of Directors approved a recommendation from the Compensation Committee to adopt new severance arrangements for senior executives, including new provisions applicable upon a change in control of the Company. The primary purpose of the new arrangements is to increase retention among senior executives by making the Company’s severance arrangements more competitive with the arrangements of similarly situated companies. The top fifteen executives in the Company, including the Named Executive Officers, are eligible for the new severance arrangements. Executives will be required to sign a new employment agreement containing enhanced non-competition and non-solicitation covenants. The following is a general summary of the new arrangements approved by the Board. In the event an executive is terminated without cause or for good reason (and such termination does not occur within two years following a change in control), the executive would receive one year of base salary, bonus and welfare benefits, except the chief executive officer, who would receive two years of base salary, bonus and welfare benefits. In the event of a termination without cause or a constructive discharge within two years following a change in control, most senior executives would receive severance equal to two times base and bonus plus two years of benefits. Six executives, including the chairman, chief executive officer, two division presidents and certain corporate staff executives, would receive three times base and bonus plus three years of benefits. Terminated executives would also receive outplacement assistance with a value of up to $25,000. The arrangements also include an excise tax gross-up provision. Unvested stock options and deferred stock units would vest immediately upon a change in control. A change in control is defined to include (i) the acquisition of 30% or more of the outstanding stock of the Company other than through acquisitions of the Company, a subsidiary, or an employee benefit plan of the Company, or Monroe Carell or family members or related entities; (ii) a change in the majority of the Board; (iii) consummation of a merger, consolidation, or reorganization, unless following such transaction the shareholders prior to the transaction continue to own more than 70% of the outstanding shares, Board members prior to the transaction continue to constitute a majority of the Board and no person or control group owns more than 30% of the stock (other than Mr. Carell, family members or related entities); or (iv) consummation of the sale of all or substantially all of the Company’s assets or the adoption of a plan of liquidation. The new employment agreements containing these new arrangements have not yet been finalized.

Director Compensation

      For fiscal 2002, non-employee directors of Central Parking received a fee of $6,000 and $1,000 worth of restricted stock for each regular board meeting attended and a fee of $1,000 for all other special meetings attended. Under the 1995 Nonqualified Stock Option Plan for Directors, an option to acquire 11,250 shares is granted to each director upon his initial election to the Board and an option to purchase 5,000 shares of Common Stock is awarded to each director serving on the Board on the last day of Central Parking’s fiscal year who has served in such capacity for at least six months during the fiscal year. Directors who are employees of Central Parking or its affiliates do not receive additional compensation for services as a director of Central Parking. All directors are reimbursed for actual expenses incurred in connection with attending meetings. On December 10, 2002, the Board of Directors approved a recommendation of the Compensation Committee to adopt new compensation arrangements for the board. The primary purpose of the new arrangements is to enable the Company to retain and recruit qualified directors. The Compensation Committee retained an executive compensation consultant to assist the committee in evaluating new arrangements. The new compensation arrangements, which replace the existing arrangements, provide for an annual retainer of $20,000, a fee of $4,000 for each Board of Directors meeting attended, a fee of $2,000 for each committee meeting attended and an annual grant of 2,000 shares of restricted stock. Committee chairpersons will also receive an annual retainer of $5,000. The new arrangements will become effective for the new term of the directors elected at the Annual Meeting on January 28, 2003.

Committees of the Board of Directors

      During Central Parking’s fiscal year ended September 30, 2002 (“fiscal 2002”), the Board held five meetings. The Board has the following committees: Audit, Compensation, Nominating/Corporate Governance and Disinterested Shareholders. During fiscal 2002, the Audit Committee held six meetings and the Compensation Committee held four meetings. The Nominating Committee and the Disinterested Shareholders Committee did not meet during the fiscal year. During fiscal 2002, all of the current directors of Central Parking attended at least 75% of the aggregate number of meetings of the Board and the respective committees of the Board on which they served, except Mr. Benjamin.

      The Compensation Committee, which is comprised of Messrs. Benjamin, Conlee and Katz and Mrs. Stadler, is responsible for reviewing and recommending the appropriate compensation and benefits of officers of Central Parking, considering and making grants and awards under and administering Central Parking’s 1996 Incentive and Nonqualified Stock Option Plan for Key Personnel and overseeing Central Parking’s various other compensation and benefit plans.

      The Audit Committee, which is comprised of Messrs. Nelson, O’Neil and Sinkfield, is responsible for overseeing the auditing procedures and financial reporting of Central Parking, reviewing the general scope of Central Parking’s annual audit and the fees charged by Central Parking’s independent certified public accountants, receiving, reviewing and accepting the reports of Central Parking’s independent certified public accountants, and overseeing Central Parking’s systems of internal accounting and management controls.

      The Nominating/Corporate Governance Committee, which is responsible for identifying and recommending to the Board nominees for director and for providing guidance to the Board on corporate governance issues, is comprised of Messrs. Conlee, O’Neil and Nelson. The committee will consider nominations made by shareholders if they are submitted in writing to the Corporate Secretary and are in accordance with the Company’s nominating procedures.

      The Disinterested Stockholders Committee, which is responsible for reviewing related party transactions, is comprised of Messrs. O’Neil and Sinkfield.

Compensation Pursuant to Plans

1995 Incentive and Nonqualified Stock Option Plan for Key Personnel

      Under the 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel (the “Key Personnel Plan”), options to purchase an aggregate of 7,317,500 shares of Common Stock are authorized for grant to directors, officers, and other key employees, consultants and advisors of Central Parking and its subsidiaries. The Key Personnel Plan is administered by the Board of Directors, which determines the vesting period and other terms of the options granted under the plan. Options granted to date generally vest ratably over a four-year period after the date of the grant and expire on the tenth anniversary of their grant. The vesting of certain options may be accelerated if the Company achieves certain earnings targets or stock price targets. On February 2, 2002, the Company granted options to purchase 1,935,000 shares which vest nine years after the date of grant, subject to accelerated vesting based upon the achievement of certain stock price targets. See Executive Compensation-Option Grants. The plan provides that the exercise price of an option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of grant. Vested options generally are exercisable for a period of three months after termination of employment. In the event of a merger or consolidation in which the Company is not the surviving corporation and the options are not assumed or substituted by the surviving corporation, all options will become exercisable immediately prior to such merger or consolidation. As of September 30 2002, 13 executive officers (three of whom are directors) and approximately 302 key employees held options to purchase a total of 4,666,434 shares under the Key Personnel Plan.

1995 Restricted Stock Plan

      In August 1995, Central Parking’s Board of Directors and shareholders adopted the Restricted Stock Plan under which restricted shares of Common Stock are available for grant to directors, officers and other key employees and consultants of Central Parking and its subsidiaries. The plan is administered by the Board of Directors or a committee designated by the Board, which has the authority to select participants, make stock awards, determine the size and terms of stock awards (subject to the terms of the plan) and to make other determinations with respect to the plan. A participant vests in shares awarded under the plan in accordance with the vesting schedule determined by the Board (or the committee designated by the Board to administer the plan), except that a participant vests fully in any shares awarded under the plan in the event of a change of control, as defined in the plan. As of September 30, 2002, one executive officer (who is also a board member, seven non-employee directors and two key employees held a total of 282,749 shares issued under the Restricted Stock Plan. The Restricted Stock Plan allows for the issuance of up to 7,317,500 shares of Common Stock, in the aggregate, when taken together with shares available for grant under the Key Personnel Plan. In fiscal 2002, each non-employee director received a restricted stock award of $1,000 worth of restricted stock for attendance at each Board Meeting.

1996 Employee Stock Purchase Plan

      See Proposal II for a description of the Central Parking Corporation 1996 Employee Stock Purchase Plan.

     1995 Nonqualified Stock Option Plan for Directors

      In August 1995, Central Parking’s Board of Directors and shareholders adopted the 1995 Nonqualified Stock Option Plan for Directors under which nonqualified options to purchase an aggregate of 475,000 shares of Common Stock are authorized for grant to non-employee directors of Central Parking. Vested options generally are exercisable for a period of three months following termination of service as a director. In the event of a merger or consolidation in which the Company is not the surviving corporation and the options are not assumed or substituted by the surviving corporation, all options will become exercisable immediately prior to such merger or consolidation. As of September 30, 2002, directors held options to purchase an aggregate of 203,750 shares of Common Stock.

Profit Sharing and 401(k) Savings Plan

      Under the Central Parking System Profit Sharing and 401(k) Savings Plan, the Company matches 100% of each participant’s pre-tax contributions up to 3% of compensation and matches 50% of the next 2% of compensation. All matching contributions are 100% vested when made. Substantially all of Central Parking’s full-time domestic employees (including all executive officers) are eligible to participate in the plan. The plan also allows profit sharing contributions to be made by the Company. The Company determines the amount of profit sharing contributions, if any, it will contribute to the plan each year. Profit sharing contributions are allocated among participants based on years of service and total compensation (up to $170,000). Profit sharing contributions generally vest over a five-year period. Company contributions to the plan were approximately $2.6 million for fiscal 2002, comprised entirely of company matching contributions to participants in the 401(k) plan. No profit-sharing contributions were made for fiscal 2002.

Deferred Stock Unit Plan

      The Deferred Stock Unit Plan provides for the issuance of up to 375,000 shares of Common Stock. Under the plan, key employees designated to participate in the plan can defer from 5% to 50% of total cash compensation. Amounts deferred under the plan are converted into stock units. The Company matches participant’s deferrals as follows: the first 20% of total compensation deferred is matched at a rate of 25% and deferrals in excess of 20% of total compensation are matched at a rate of 50%. Company matches are in the form of additional stock units, which vest on a pro rata basis over a four-year period. For deferrals during the fiscal year, stock units are credited monthly based on the closing price of the Company’s Common Stock on the last trading day in the month. For deferrals from the annual bonus paid following the end of the fiscal year, stock units are credited based on the average of the twelve monthly closing prices used to credit stock units during the fiscal year. A participant’s stock unit account is distributed in shares of Common Stock to the participant or his designee upon the participant’s retirement, death, termination of employment, commencement date selected by the participant at the time the participant elects to make the deferral, or a change in control (as defined in the plan) of the Company. Thirteen executive officers are participants in the plan.

COMPENSATION COMMITTEE REPORT

      The following Compensation Committee Report is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be deemed incorporated by reference in any documents filed under the Securities Act or Exchange Act, without the express consent of the persons named below.

      The Compensation Committee (the “Committee”) of the Board reviews and approves compensation levels for the Company’s management personnel, including the Named Executive Officers. The Committee, which was established in August 1995, held four meetings during the fiscal year ended September 30, 2002.

Compensation Philosophy and Policies for Executive Officers

      The Company’s compensation program for senior executives consists of base salary, a performance-based bonus and stock options.

      The Company’s compensation philosophy is to differentiate the compensation awarded to its executives and other employees by rewarding superior performance. As a result, salary adjustments, bonuses and stock options are now more directly linked to individual performance.

      The Company seeks to compensate its executives at or above comparable industry levels, in order to recruit and retain the best available executives. The Company has determined that the base salaries of its senior executives is competitive. As a result, the Company did not increase the base salaries of senior executives in fiscal 2002 and no increases are planned for fiscal 2003. In addition, the target bonuses of most executives remained unchanged in fiscal 2002 and fiscal 2003. In fiscal 2002, the Company increased the number of options awarded to senior executives by making a special grant of options with accelerated vesting based on the achievement of price targets for the Company’s Common Stock within specified time frames.

      The Company introduced a new bonus program in fiscal 2002. The purpose of the new program is to introduce more diversity into the program and to reward successful delivery of results in each key business driver area. Each participant is assigned a target bonus based upon responsibility level. For the Company’s executives with direct responsibility for operations, the bonus is based on the achievement of specified targets in the following areas: revenue, operating margin improvement, general and administrative expense management, new/lost revenue ratio, new/lost management fee ratio and operating income. For the Company’s senior staff executives, the bonus is based on the achievement of specified objectives within their areas of responsibility and targeted earnings for the Company. For fiscal 2003, a range of results has been established for each measurement criterion which creates a possible bonus ranging from a low of 50 percent to a high of 150 percent of the target bonus.

Compensation of Chief Executive Officer

      William J. Vareschi, the Company’s Chief Executive Officer, has an employment agreement with the Company that provides for a base salary of $600,000 and a target bonus of $600,000; provided that for fiscal years 2001 and 2002, the bonus shall not be less than $400,000 (pro-rated for fiscal 2001). Mr. Vareschi’s bonus for fiscal 2002 was based on the achievement of specified targets in the areas of revenue growth, net income, earnings per share, free cash flow, debt reduction and new/lost business ratio. For fiscal 2002, the Compensation Committee determined that Mr. Vareschi met his bonus objectives and awarded him his target bonus of $600,000.

      THIS REPORT IS SUBMITTED BY WILLIAM S. BENJAMIN, CECIL CONLEE, LEWIS KATZ, AND JULIA C. STADLER, BEING ALL OF THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY’S BOARD DURING THE 2002 FISCAL YEAR.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Benjamin, Conlee, Katz, O’Neil, and Mrs. Stadler served as members of the Compensation Committee of the Company’s Board of Directors during fiscal 2002. Mr. Katz has certain business relationships with the Company. See “Certain Transactions”. No interlocking relationship exists between the members of the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

AUDIT COMMITTEE REPORT

      The primary purpose of the Audit Committee, as set forth in its charter adopted by the Board of Directors, is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2002, with management and KPMG LLP, the Company’s independent auditors (2) discussed with the auditors the matters required to be disclosed by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the written disclosures and the letter from the auditors required by Independence Standards Board Statement No. 1. Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment of KPMG, L.L.P. as the Company’s independent auditors for fiscal 2003.

      The members of the Audit Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards.

AUDIT COMMITTEE:
Ed Nelson, Chairman
William O’Neil
Richard Sinkfield

CERTAIN TRANSACTIONS

      The Company leases two properties from an entity 50% owned by Monroe Carell, Jr., the Company’s Chairman, and 50% owned by Mr. Carell’s three daughters, including Julia Carell Stadler, a director. The leases, which were entered into in 1995, are for a term of ten years and provide for base rent of $290,000 plus percentage rent. Total rent expense for fiscal 2002, including percentage rent, was $268,000. In addition, the Company will receive 25% of the gain in the event of a sale of these properties during the term of the leases. Management believes such transactions have been on terms no less favorable to the Company than those that could have been obtained from unaffiliated persons.

      The Company purchased, in 1992, the contract rights to manage 103 parking facilities owned, leased or managed by an unrelated parking company, for $8 million. In connection with this transaction, Mr. Carell made certain representations and personally guaranteed certain obligations of the Company. In 1995, the Company indemnified Mr. Carell against costs related to his guarantee of these obligations. In May 2000, the Company entered into an agreement under which it may acquire additional contract rights from the unrelated parking company. The potential purchase of these rights is supported by a letter of credit in the amount of $15 million in favor of the seller or its assignee. This letter of credit has been provided by Mr. Carell. The Company’s indemnity obligations to Mr. Carell in connection with this transaction have been expanded to include costs related to the letter of Credit. The Company also has agreed to replace this letter of credit under certain circumstances.

      In connection with the Company’s acquisition of Kinney System Holding Corp. (“Kinney”) in February 1998, the Company entered into a consulting agreement with Lewis Katz, one of the principal shareholders of Kinney and a director of the Company since May 1998. Under this agreement, Mr. Katz is entitled to receive a base consulting fee of $200,000 a year beginning in February 1999 and continuing for a period of four years. The agreement also provides certain incentives to Mr. Katz to seek new business opportunities for the Company. In this regard, Mr. Katz is entitled to receive a “participating consulting fee” equal to 10% of “adjusted operating income,” as defined in the agreement, from the operation of any new leased or managed parking facilities that Mr. Katz secures for the Company. This participating consulting fee, which is to be paid for a period of five years from the commencement date of the parking facility, is to be paid only to the extent adjusted operating income from these new locations exceeds $200,000. In fiscal 2002, Mr. Katz received $200,000 under the consulting agreement.

      A subsidiary of the Company entered into a limited partnership agreement with Arizin Ventures, L.L.C. (“Arizin”), a company owned by Lewis Katz, in the fiscal year ended September 30, 1999. The Company serves as the general partner of the partnership and Arizin serves as the limited partner. Under the partnership agreement, Katz has agreed to seek new business opportunities in the form of leases and management contracts to operate parking facilities as well as renewals of existing leases and contracts as requested by the Company. The Company operates all of the partnership’s parking facilities. The Company owns 70% of the partnership and Arizin owns 30%. The partnership agreement provides that the net profit or loss of the partnership equals the combined lot level profit of each of the parking facilities operated by the partnership. Katz receives an administrative fee of $50,000 per quarter as long as he remains active in seeking new contracts or renewals for the partnership. Cash flow, after expenses, is distributed to the partners semi-annually. Mr. Katz is not entitled to receive the “participating consulting fee” under his consulting agreement (described above) for any opportunities presented to the partnership. The partnership agreement provides that the Company has the right to purchase Katz’ interest in the partnership at fair market value in certain circumstances, including Katz’ death or incapacity. Fair market value will be determined by independent appraisal. Arizin received $221,000 from the partnership in fiscal 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. During fiscal 2002, all such filings and disclosure requirements were met within the time allowed for all persons subject to Section 16(a).

PROPOSALS OF STOCKHOLDERS FOR 2004 ANNUAL MEETING

      Shareholders intending to submit proposals for presentation at the 2004 Annual Meeting of Shareholders of the Company and inclusion in the Proxy Statement and form of proxy for such meeting must submit the proposal to the Company no later than September 5, 2003. Shareholders who intend to present a proposal at the 2004 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than November 29, 2003. Shareholders should forward such proposals to Henry J. Abbott, Secretary, Central Parking Corporation, 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212. Proposals must be in writing. Proposals should be sent to the Company by certified mail, return receipt requested. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

AUDITORS

      The firm of KPMG LLP has served as the Company’s independent public accountants since September 30, 1991, and has been selected to serve in such capacity for the fiscal year ended September 30, 2003. A representative of KPMG LLP will attend the Annual Meeting to respond to questions from shareholders and to make a statement if such representative so desires.

AUDITORS FEES

      Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s consolidated annual financial statements for the year ended September 30, 2002 and the limited reviews of the condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during fiscal 2001 were $445,000.

      Financial Information Systems Design and Implementation Fees. KPMG LLP performed no services and therefore billed no fees relating to operating or supervising the operation of the Company’s information systems or local area network or for designing or implementing the Company’s financial information management systems during fiscal 2001.

      All Other Fees. Fees billed for audit related services, consisting principally of statutorily or contractually required audits of individual parking facilities and audits of employee benefit plans, rendered to the Company by KPMG LLP in fiscal 2002 totaled $182,950. Fees billed for tax related services, principally consisting of tax compliance services, rendered to the Company by KPMG LLP in fiscal 2002 totaled $28,475.

      The audit committee of the board of directors has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the auditor’s independence.

STOCK PERFORMANCE GRAPH

      The stock price performance graph depicted below is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express consent of the Company.

      The graph below compares the total cumulative return of the Company’s Common Stock with the securities of entities comprising the S&P 500 Index and S&P Commercial Services and Supplies Index. Cumulative return assumes $100 invested in the Company or the respective index on October 10, 1995, with no dividend reinvestment. Since there is no industry Peer Group, the Company utilized the S&P Specialized Services Index. The graph presents information since the Company’s initial public offering date, October 10, 1995, to September 30, 2002.

	9/30/97	9/30/98	9/30/99	9/30/00	9/30/01	9/30/02

Central Parking Corporation	100	161	94	64	45	65
S&P 500	100	109	139	158	116	92
S&P Commercial Services & Supplies	100	90	91	95	97	83

Exhibit A

Amendment to the Central Parking Corporation

1996 Employee Stock Purchase Plan

      The Central Parking Corporation 1996 Employee Stock Purchase Plan is hereby amended by deleting Section 4.01 of the plan in its entirety and replacing such section with the following:

      Section 4.01 The aggregate number of shares of the Company’s common stock, par value $0.01 per share, that may be issued to Participants under the Plan upon the exercise of options granted hereunder shall be, and the Company shall reserve, 850,000 shares of Company Stock. These shares may be authorized and unissued shares, issued shares held in or acquired for the treasury of the Company, or shares of common stock reacquired for the treasury of the Company, or shares of common stock reacquired by the Company upon purchase in the open market or otherwise.

PROXY	CENTRAL PARKING CORPORATION	PROXY
Annual Meeting of Shareholders, January 28, 2003
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Monroe J. Carell, Jr. and William J. Vareschi, Jr., or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders of Central Parking Corporation, to be held on Tuesday, January 28, 2003, at 10:00 a.m. Central Standard Time, at the Company’s headquarters located at 2401 21st Avenue South, Third Floor, Nashville, Tennessee, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, receipt of which is acknowledged by the undersigned, and upon any other business that may properly come before the meeting or any adjournments or postponements thereof, in accordance with the following instructions:

(1)    ELECTION OF DIRECTORS:

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for
	(except as marked to the contrary below)		all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee check the box to vote “for” all nominees and strike a line through the nominee’s name in the list below.)

Monroe J. Carell, Jr., William J. Vareschi, Jr., Cecil Conlee, Lewis Katz, Edward G. Nelson,
William C. O’Neil, Jr., Richard H. Sinkfield and Julia Carell Stadler.

(2)	TO APPROVE AN AMENDMENT TO THE COMPANY’S 1996 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN BY 400,000 SHARES OF COMMON STOCK:

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING:

☐ FOR DISCRETION	☐ AGAINST DISCRETION	☐ ABSTAIN

(Continued on reverse side)

(Continued from other side)

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated: , 2003

Dated: , 2003

Signatures of shareholder(s) should correspond exactly with the names printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.